UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Comverse Technology, Inc. Investor Presentation October 28, 2011 NASDAQ: CMVT 1

Forward Looking Statements and
Segment Performance

Forward-Looking Statements
This investor presentation contains “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,”
“intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this investor presentation.  Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities.
The risks and uncertainties discussed above, as well as others, are discussed in greater detail in Item 1A, “Risk Factors” of Comverse Technology, Inc.’s Annual
Report on Form 10-K for the fiscal year ended January 31, 2011 and our other filings with the SEC. The documents and reports we file with the SEC are available through the Company, or its website, www.cmvt.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at
The Company undertakes no commitment to update or revise any forward-looking statements except as required by law.

Segment Performance
•
The Company uses segment performance, as defined below, as the primary basis for assessing the financial results of its segments and for the allocation of resources. Segment performance, as defined by the Company’s management in accordance with the Financial Accounting Standards Board’s (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies. Segment performance, as defined by management, represents operating results of a segment without the impact of significant expenditures incurred by the segment in connection with the efforts to become current in periodic reporting obligations under the federal securities laws, certain non-cash charges, and certain other insignificant gains and charges.
•
Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense;
(ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses;
(v) impairment charges; (vi) litigation settlements and related costs; (vii) acquisition-related charges; (viii) restructuring and integration charges; and (ix) certain other insignificant gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses incurred in connection with (a) the Company’s efforts to complete current and previously issued financial statements and audits of such financial statements and (b) the Company’s efforts to become and remain current in its periodic reporting obligations under the federal securities laws.
•
In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue.
www.sec.gov.

Agenda • Company Overview • Company Structure • Company Timeline • Enhanced Governance Measures and Accomplishments • Conclusion- Vote FOR all of the Company’s director nominees 3

Company Overview
Comverse Technology, Inc.  - holding company conducting business through
• Comverse, Inc.
The leading provider of software-based products, systems, and related services that
¯ provide prepaid, postpaid and converged billing and active customer management for wireless, wireline and cable networks operators
¯ enable wireless and wireline network-based Value-Added Services (VAS)
¯ provides wireless users with optimized access to mobile Internet websites
• Verint Systems Inc.
The global leader in Actionable Intelligence solutions and value-added systems
• Starhome BV
A provider of wireless service mobility solutions that enhance international roaming

Company Structure
-FY ‘10 Revenue $860.2M
BSS $340.5M
VAS $519.7M
-FY ’10 Segment Performance $74.0M
-FY ‘10  Revenue $726.8M
-FY ’10 Segment Performance
$184.6M
*Approximately 16.2m shares of
Verint Common Stock and 100% of
Verint Series A Preferred Stock.
-FY ‘10 Revenue $36.4M
-FY ‘10 Operating Income $2.7M
100% 66.5% 52.9%*

Comverse
Technology, Inc.
Comverse,
Inc.
Verint Systems Inc.
Starhome

Prior Board
and Senior
Management
March 2006
Nov.
2006
2007-2008
July -Dec
2006
Sept 2011
Stock Options
Backdating
Uncovered and
Special Committee
Organized
Accounting
Fraud (reserve
manipulation)
uncovered
Board
reconstituted
with 6 new
directors
2 new
shareholder
directors
added
Revenue
Recognition Issues
Identified
1 new shareholder
director added
Current and
timely SEC filer
and listed on
NASDAQ
Nov 2011
A series of complex problems was inherited,
uncovered and resolved

Company Timeline
Annual
Shareholders’
Meeting

Enhanced Governance Measures and Accomplishments
• Special Committee Recommendations and Board Action
Majority Voting for Directors
If the number of shares voted “for” a director does not exceed the number of votes cast “against,” such director to tender resignation
Shareholder Proxy Access
Enhanced Rights to Call Shareholders’ Meeting
10% holders may call shareholders’ meeting if no meeting is held by June 30, 2012
Enhanced controls and procedures
• Settled Actions related to Historical Issues
FCPA Violations settled with SEC and DOJ for minimal fee and no other remedies
Shareholder Class and Derivative Actions
SEC Backdating Settlement without monetary penalty or other remedies
12(j) SEC Litigation
The Board managed resolution of multiple issues and developed in parallel forward-looking governance initiatives.

Conclusion- Vote FOR Company Director Nominees
•
This Board has the right skill set in its entirety
•
The continuity and institutional knowledge of this Board are necessary at this time
•
Cadian has arbitrarily targeted 3 directors claiming they lack the requisite business and transactional experience required for company oversight, when in fact, they have extensive operational and financial backgrounds in telecommunications and technology (see attached biographies)
•
This Board has guided the Company through a series of complex challenges that were not of its own making
•
This Board is focused on value creation through operational improvements and strategic initiatives
Next Annual General Meeting of Shareholders will provide an opportunity to measure progress against these objectives.

Appendix A
Raz Alon
Mr. Alon, age 49, has served as a member of our Board since December 2003, and served as our interim Chief Executive
Officer from April to November 2006. Since November 2000, Mr. Alon has served as Chairman of TopView Ventures LLC, an investment firm focused on special situation investments in a broad range of industries. From 1998 to 2000, Mr. Alon served as a Director in the mergers and acquisitions department of Merrill Lynch & Co., Inc. with a focus on private equity and financial sponsor clients. From 1996 to 1998, Mr. Alon had served as a Director at SG Securities Inc., the U.S. based mergers and acquisitions and merchant banking business unit of Société Générale SA. From 1991 to 1996, Mr. Alon worked as an investment banker at Lehman Brothers Inc. Mr. Alon served as the Chairman of the Board of Directors of Ulticom, Inc.
during the last five years. Mr. Alon received a B.S. in Computer Science and Engineering, magna cum laude, from the
University of California, Los Angeles in 1988 and an M.B.A. from Harvard Business School in 1991. Mr. Alon is an independent director. Mr. Alon’s qualifications to serve on the Board include his investment and transactional experience at investment banking firms and as a private investor. Mr. Alon also has public company board and corporate governance experience attributable to his service as an independent director of a NASDAQ-listed company.

Appendix B
Joseph O’Donnell
Mr. O’Donnell, age 65, has served as a member of our Board since December 2006. From March 2008 to April 2009, Mr.
O’Donnell served as the Chief Executive Officer of Inmar Inc., a provider of technology-driven logistics management solutions to retailers, wholesalers, and manufacturers in the consumer goods and healthcare markets. Mr. O’Donnell served as Chief Executive Officer, President and Chairman of the Board of Artesyn Technologies, Inc., a supplier of power conversion equipment and real-time embedded computing solutions to telecommunications equipment suppliers, from
1994 to 2006. Prior thereto, Mr. O’Donnell served as the Chief Executive Officer of Savin Corporation and as President and
Chief Executive Officer of Go/Dan Industries. Mr. O’Donnell serves as a director and Chairman of the Nominating and
Corporate Governance Committee of Comverge, Inc., a provider of demand management solutions to the electricity markets, and as a director and member of the Audit Committee and Nominating and Corporate Governance Committee of
ModusLink Global Solutions, Inc., a provider of global supply chain business process management serving technology-based clients. Mr. O’Donnell also serves as a member of the University of Tennessee School of Business Advisory Board. In
addition, Mr. O’Donnell served as a director of Parametric Technology Corporation, MTS Systems Corporation and Superior
Essex Inc. during the last five years. Mr. O’Donnell holds a B.S. and M.B.A. from the University of Tennessee. Mr. O’Donnell is an independent director. Mr. O’Donnell’s qualifications to serve on the Board include his leadership and operational experience attributable to his service as a chief executive officer of several technology-related companies, including a telecommunications equipment vendor. Mr. O’Donnell also has public company board and corporate governance experience attributable to his service as a director of publicly-traded companies.

Appendix C
Theodore Schell
Mr. Schell, age 67, has served as a member of our Board since December 2006. Mr. Schell is currently a Managing Director at Associated Partners LP, a private equity firm focusing on media and telecommunications and prior to which, he held the position of Managing Director at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. From 1989 to 2000, Mr. Schell served as Senior Vice President of Strategy and Corporate
Development and as a member of the Management Committee at Sprint Corporation. From 1983 to 1988, he served as
President and Chief Executive Officer of Realcom Communications Corporation, an integrated provider of voice and data services to corporate clients, which he founded. Mr. Schell also held the position of Counselor and Chief of Staff to the U.S.
Secretary of Commerce where he served from 1977 to 1981. Mr. Schell is currently a member of the Board of Directors, the
Audit Committee and the Strategy Committee of Clearwire Corporation, a wireless broadband networks operator. Mr. Schell also served as a director of RCN Corporation during the last five years. Mr. Schell is a graduate of the Johns Hopkins
University and of the Johns Hopkins School of Advanced International Studies, and is a member of the Council of Foreign
Relations. Mr. Schell is an independent director. Mr. Schell’s qualifications to serve on the Board include his leadership, industry, operational, global and investment and transactional experience attributable to his senior positions with investment firms and in companies engaged in the telecommunications and technology industries. At Sprint, Mr. Schell developed and oversaw Sprint’s wireless strategy and served on the Board of Sprint’s call center business.  In connection with his private equity experience, Mr. Schell invested extensively in a wide range of wireless application companies.  Mr.
Schell serves as an advisor to various wireless and cable TV companies and hedge funds and serves as Time Warner Cable’s representative on the Board of Clearwire Corporation. Mr. Schell also has public company board and corporate governance experience attributable to his service as a director of publicly-traded companies